Exhibit 6.5

MEMORANDUM OF UNDERSTANDING

BETWEEN:

PLANETARY EMISSIONS MANAGEMENT INC.

AND

THE FORESTRY COMMISSION OF GHANA

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	1

INDEX

1.	Subject		3

2.	Purpose and Scope of Memorandum of Understanding		3

3.	Details of Understanding		4

	3.1.	Planetary Emissions Management Inc.	4

	3.2.	The Forestry Commission of Ghana	6

4.	Date of Effect and Limitations		7

5.	Modifications		7

6.	Arbitration		8

7.	Governing Law		8

8.	Conditions		8

9.	Signatures		9

10.	Annex I. Initial Letter of Interest by PEM and Reply by the FC.

11.	Annex II. Regulation A Offering for Investment in Ghanaian Forests, Indication of Interest

12.	Annex III. Hypothetical Five Year Pre-Tax Cash Flow for 500,000 ha Forest Project

13.	Annex IV. Introduction to Planetary Emissions Management Inc.

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1. SUBJECT:

A large-scale forest carbon monitoring, verification and accounting program with monetization (MVAM) of carbon products to worldwide commercial financial markets is proposed by Planetary Emissions Management Inc. (PEM) for forests and diverse land use areas of the country of Ghana. The project to be undertaken with the Forestry Commission (FC) of Ghana will benefit landowners, forests and biodiversity, communities, investors, buyers of carbon products and the global atmosphere. Details and specific activities under this Memorandum of Understanding (MOU) will be identified through consultation between the two parties resulting in a revised and final project agreement. Collaboration with diverse Ghanaian entities in the public and private sectors will be encouraged. To successfully develop, implement and maintain the Ghana project four corporate entities will be involved including the FC (Ghana), PEM Inc. (USA), a new in-country company (Ghana Co., Ghana) and a PEM Fund (PEM-F, USA).

2. PURPOSE/SCOPE:

The MOU is to establish a framework for structuring business and collaboration activities between PEM Inc. of Cambridge, MA, USA, and the FC, Accra, Ghana, which will ultimately result in a final legal agreement executed by both parties. The Purpose and Scope are summarized as follows:

1. The purpose of the MOU is to establish a roadmap for a joint project between the FC and PEM both having expressed interest in quantifying carbon sequestration of land in Ghana with environmental, economic and social benefit to both parties. The initial documents and correspondence are attached as Annex I. A further purpose of the MOU is to promote research and collaboration and capacity building with Ghanaian industry, academic and education institutions and non-governmental/governmental entities to demonstrate successful management of large-scale forest tracts with multiple positive outcomes. A key purpose of the MOU and resulting joint project is to transfer PEM technology and skills to the FC.

2. The scope of the MOU covers: i) carbon monitoring services that PEM will provide to the FC at no cost to FC while resulting in cash payments to the FC, and, ii) initiating a pilot program with access to land covering a minimum of 5,000 km2 allowing PEM to establish real-time direct measurement of carbon flux providing the basis for sale of unique Ghanaian forest carbon products to voluntary and compliance buyers worldwide. Another aspect of the scope of the MOU involves identifying how PEM's approach supports articles of the Paris Agreement resulting from the recent 21st Conference of the Parties convened by the UNFCCC in 2015.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	3

3. The scope of the MOU further covers marketing and sale of unique carbon products verified and produced under the Ghana forest carbon program. Ghanaian carbon products will be marketed to the full spectrum of customers from voluntary (e.g., individuals) to compliance buyers (industry, power plants) with offerings being available for sale to any interested parties as the markets may allow. Ghanaian forest carbon products will also be actively marketed to corporations that historically invest in carbon offsets including Disney, General Motors, Microsoft, Google, Shell, and many others, as well as to NGO's with a demonstrated interest in the purchase of carbon offsets.

4. The scope of the MOU further covers the no-fee and no-cost basis to the FC for any and all of the services provided to the FC by PEM Inc. PEM will incur all risks and costs for instrumentation deployment, maintenance, data gathering and analysis. PEM will incur all costs for marketing and sales of Ghanaian forest carbon products, required cash management and all aspects of the customer business. PEM will incur all costs associated with set up of a corporate entity in Ghana, hiring of Ghanaians, purchase of vehicles, and all required test and support equipment to maintain the PEM project carbon sensors. PEM profit margins are expected to be minimal for the pilot project due to the anticipated expenses. However, PEM will be bound to make payments as agreed to the FC.

3. BACKGROUND OF UNDERSTANDING:

This section describes the proposed roles and responsibilities of PEM Inc. and the FC.

3.1. PEM Inc., subject to executing formal agreements, offers to:

(a)	Initiate a forest carbon pilot program in Ghana to develop, fund and implement a forest carbon sensor system covering a minimum land area of 5,000 km2 under a time period as agreed upon by the FC and PEM. Additional land may be provided, and the project period may be extended, at the sole discretion of FC with an ultimate goal of forest preservation and conservation spanning periods permitted by Ghana laws/statutes years. PEM's Carbon products are unique to Ghana based on direct measurement of C02 exchange across the forest landscape utilizing PEM proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing carbon markets and carbon credits. PEM will identify how the plan agreed with FC addresses and supports articles of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

(b)	Within 60 working days from the date of signature hereof PEM shall produce a detailed funding plan and an assessment of the proposed forest carbon project with input from the FC regarding key features of the proposed project such as specific land parcels for the project. In the event that initial land locations are unsuitable for the purpose of establishing a forest carbon project, an alternative site(s) for the implementation of the Project may, if available, be immediately identified by FC. Additional periods of 30 days will be granted as advised by either party in preparation of the funding plan and project assessment. It is anticipated that identification and commitment of multiple parcels of land with at least one parcel comprising "300,000 ha or more, and located across the country of Ghana, is the optimal project approach.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	4

(c)	Establish a PEM Inc. subsidiary company, Ghana Co., to be formed and duly incorporated under and by virtue of the laws of Ghana. The said company will have the authority to enter into final agreements with FC/MLNR (representing Ghana) for the explicit purpose of procuring all necessary licenses, rights and available considerations and incentives to locate the said project within Ghana.

(d)	Establish a corporate entity in the US, PEM-F, to manage funds for investment in Ghanaian lands as described in this MOU.

(d)	Produce a project master plan within 60 days from the date of final land site(s) acceptance by both parties with an option to extend the time for a further period of 30 days, outlining the implementation of the project and the development phases. This plan will be subject to review by the FC with subsequent acceptance by both parties.

(e)	In collaboration with FC, inform Ghanaian companies and other in-country industries of competitive bids for the required PEM forest project in-country material, labor and other items needed to establish and maintain the project.

(f)	Work collaboratively with cell phone companies, related companies with tower structures and the FC to co-establish suitable base locations within the selected lands to serve as infrastructure for mounting PEM equipment and as a communications hub for project data.

(g)	Identify and enter into a lease for a suitable office location in the capital city of Accra or other primary office location near easily accessible airports. Secondary field offices may be established as the PEM project is established.

(h)	Advertise and hire in-country professionals, skilled individuals and work eligible youth for open positions in the PEM project.

(i)	Both parties will provide a responsive and authorized Point of Contact (POC) to manage the project. The parties will define a mechanism for exchange of experience and expertise for mutual benefit of both Parties beginning with POC's for each organization. The POC's will represent respective organizations and coordinate the implementation of activities. POC's will communicate regularly to discuss progress and plan activities and make available to all project participants timely information and progress reports.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	5

(j)	Provide in-kind contributions and other assistance to Ghanaian companies and related efforts that work with PEM as identified and as agreeable to both parties. The potential investment in Ghanaian forest carbon may be in the form of upfront and/or annual payment based on royalties of sales of Ghanaian carbon products. An example, for illustration purposes, of upfront pre-tax cash payment and annual payments for the initial five-year period are shown in Annex III for 500,000 ha of forest with the assumptions noted. Please refer to Annex III for explanations of the graphs.

(k)	The details of funding options for investment in Ghanaian forest carbon and related lands as well as startup funds for Ghana Co. will be detailed in separate documents.

(I)	Provide a sales and marketing plan for Ghanaian carbon products worldwide.

(m)	Establish a corporate responsibility (social and others) program to accompany the work by PEM in Ghana to be administered by PEM's 501c3 foundation in accordance with typical industry standards, planned and agreed to by PEM and the FC.

An overview of PEM Inc. is provided in Annex III.

3.2 The FC, subject to executing formal agreements, offers to:

(a)	Identify suitable parcels of land, ideally contiguous in any given region of Ghana (e.g., northern middle and southern Ghana) that consist of forests including primary growth (oldest forests), secondary growth (new forests) and deforested land (active, recent tree removal by small and large scale human endeavors). This can also include degraded lands that once were forests (e.g., mining) and other land with diverse use histories and other qualifiers such as protection of socio-cultural heritage, agricultural lands (e.g., agro-forestry, sacred groves, totems, cacao, maize, fruits, vegetables) and biodiversity.

(b)	Enter into a forest carbon pilot program with PEM to develop, fund and implement a forest carbon sensor system for a minimum area of 5,000 km2 (approx. 500,000 ha) or more initially. The pilot project will cover a period of 10 years with an option to renew up to 50 years (may be incremental) at the sole discretion of the FC based on the performance of the pilot project. The project may be approved for a further extension of time permissible by Ghana laws/statutes and at the sole discretion of the FC based on the performance of the previous project period. PEM carbon products are unique to Ghana based on direct measurement of CO2 exchange across the forest landscape using PEM proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing carbon markets and carbon credits. PEM will identify how the plan agreed with FC addresses and supports articles of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	6

(c)	Enter into a carbon rights agreement with PEM in which the FC agrees to limit forest destruction in exchange for the exclusive rights to carbon in the forest project area (i.e., not to include ownership the actual trees and soil), allow access to the pilot project areas and to allow PEM to operate its carbon sensor system without limitation or restriction. PEM will compensate the FC with an initial payment and/or annual payments based on royalties on sales annually available from Ghanaian carbon products (Annex III) on a case-by-case basis. The agreement ensures that a given parcel of land cannot be double counted for the purposes of carbon sequestration.

(d)	Assist with duty free importation of PEM project equipment and construction items not available within Ghana and up to two specially equipped mobile carbon monitoring laboratories.

(e)	The FC will review all draft plans submitted by PEM within 30 days of receipt of the plan.

(f)	The FC in consultation with PEM will constitute a project management/oversight committee of which both parties will nominate a responsive and authorized POC as liaisons for the day-to-day management of the project.

4. DATE OF EFFECT AND LIMITATIONS:

All activities conducted before the signing date of this MOU within the vision of the joint collaboration will be deemed to fall under this MOU. This MOU shall be operational upon signing and shall remain in force for 365 days from the date of signature by both parties with an option for a further extension of 180 days. This MOU will be followed by and superseded by an official project agreement signed by both parties at an agreed date. Should PEM fail to produce the Master Plan, or should the FC fail to identify suitable land parcels, all other obligations under this MOU would automatically terminate and the parties shall not be held liable for any non-performance and this MOU shall be deemed null and void.

5. MODIFICATIONS:

This MOU may be amended by mutual consent through an exchange of correspondences between the parties and the designated project POC's. All Amendments shall be made in writing and officially approved by signature of both parties.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	7

6. ARBITRATION:

Any dispute arising out of or in connection with this MOU, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration on terms to be determined by mutual agreement between the parties.

7. GOVERNING LAW:

This MOU assumes that each party is in compliance with laws and regulations applicable at all times during the period of discussion and, if implemented, during the project period for the project described. U.S. Executive Orders and U.S law prohibits transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of all parties involved to ensure compliance with these Executive Orders and Laws. Legal issues arising from matters in Ghana shall be governed by the laws of Ghana.

8. CONDITIONS:

The agreement outlined in this MOU will be governed by conditions applicable to both parties.

Confidentiality- Each party agrees that it shall not, at any time, after executing this MOU and after initiating activities, disclose any information in relation to these activities or the affairs of business or method of carrying on the business of the other without consent of both parties. For example, all press releases highlighting the project and partnership should be drafted and agreed to by both parties prior to release.

Termination- The partnership covered by this MOU shall terminate upon completion of the agreed upon period, or execution of an official project agreement. This MOU may also be terminated with a written 90-day notice from either party. In the event of non-compliance or breach by one of the parties of the obligations binding upon it as mutually agreed upon, the other party may terminate the agreement with immediate effect.

Extension- The MOU may be extended provided the parties agree upon extension activities and can provide the necessary resources.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	8

Communications- All notice, demands and other communication under this agreement in connection herewith shall be written in the English language and shall be sent to the last known address, e-mail, or fax of the concerned party. Any notice shall be effective from the date on which it reaches the other party.

9. SIGNATURES

The Forestry Commission of Ghana

Authorized Official:

Printed Name and Title:	Samuel Afari Dartey
Chief Executive officer

Address:	Forestry Commission Box MB 434, Accra

Telephone(s):	+233 244359025

E-Mail Address:	safaridartey@gmail.com

Date:	October 11, 2016

PEM Inc.

Authorized Official:

Printed Name and Title: Bruno D.V. Marino PhD, CEO, Founder

Address: 45 Prospect Street, Cambridge, MA 02139

Telephone(s): +l 855-254-5055, ext. 101

E-Mail Address: bruno.marino@pem-carbon.com

Date: August 28, 2016

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	9

HIGH RESOLUTION MAP OF PROJECT AREAS PENDING.

INITIAL PROJECT AREA: MOLE NATIONAL FOREST.

MOU BETWEEN PLANETARY EMISSIONS MANAGEMENT INC. AND THE FORESTRY COMMISSION OF GHANA	10

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CONFIDENTIAL & PROPRIETARY

MEMORANDUM OF UNDERSTANDING

BETWEEN:

PLANET ALPHA CORP.

AND

Strong Roots Congo

PAC Tacking #: DRC-02-DoBi

AGENT(S) TO THE MOU:

Dominique Bikaba, Sarah Tolbert

REVISION: 03-10-2017.3AL; 03-20-2017.1bdvm

PROVIDE A SEPARATE MOU FOR EACH PROJECT

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	1

CONFIDENTIAL & PROPRIETARY

INDEX

1.	Subject	3

2.	Purpose and Scope of Memorandum of Understanding	3

3.	Background of Understanding	4

	3.1. Planet Alpha Corp. (PAC)	4

	3.2. Strong Roots Congo (Strong Roots)	7

	3.3. Agent(s): Dominique Bikaba, Sarah Tolbert (Strong Roots)	8

4.	Date of Effect and Limitations	8

5.	Modifications	8

6.	Arbitration	8

7.	Governing Law	9

8.	Conditions	9

9.	Signatures	10

10.	Annex I. PROJECT Area Map with PROJECT Location and Area: Tile:Mwenga Territory, South Kivu Province, Eastern Congo (DRC) Please Attach Map of Project Area.	12

11.	Annex II. Agent(s) Representation Details: Dominique Bikaba, Strong Roots, Executive Director	13

12.	Annex III. Other-Title:

13.	Annex IV. Other-Title:

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	2

CONFIDENTIAL & PROPRIETARY

1. SUBJECT:

A GHG Direct Measurement Forest Carbon Protocol (DMFCP) program with monetization of GHG products to worldwide commercial financial markets is proposed by PLANET ALPHA CORP. (PAC) and STRONG ROOTS CONGO (PROJECT) for forests and diverse land-use areas of the country of Democratic Republic of Congo. The PROJECT is to be undertaken ☐ with/ ☒ without, a third party or agents (AGENTS(S)). The AGENT(S) may serve as manager of multiple areas within a PROJECT, exclusive PROJECT representative for landowners of a region or country, a government or other entity, business, regulatory or other specified role/entity. The PROJECT will benefit landowners, forests and biodiversity, communities, investors, buyers of greenhouse gas (GHG) (in this document the term "GHG" covers carbon and all Kyoto GHG's) emission reduction products and the global atmosphere. Details and specific activities under this Memorandum of Understanding (MOU) will be identified through consultation between PAC, the PROJECT and AGENT(S), all participants referred to as the Parties (PARTIES), resulting in a revised and final PROJECT agreement or agreements between the PARTIES. Collaboration with diverse PROJECT entities in the public and private sectors will be encouraged. To successfully develop, implement and maintain the PROJECT between the PARTIES, agreement(s) will be formulated and duly authorized as a result of this MOU. A map of the PROJECT area and determination of land size (in hectares) to be considered in this MOU are provided by the PROJECT in Annex I as part of completing this document. As applicable, the identity and role of any AGENT(S) involved in the PROJECT is described in Annex II. Other Annex's may be included as needed to describe specific aspects of this MOU.

2. PURPOSE /SCOPE:

The MOU is intended to establish a framework for structuring business and collaboration activities between PAC Inc. of Cambridge, MA, USA, the PROJECT, and any AGENT(s), or the PARTIES, which will ultimately result in final legal agreement(s) executed by the PARTIES. The Purpose and Scope are summarized as follows:

(a)	The purpose of the MOU is to establish a roadmap for joint activities between the PARTIES having expressed interest in quantifying GHG sequestration of land in the area of Mwenga Territory, in the country of Democratic Republic of Congo, with environmental, economic and social benefit. A further purpose of the MOU is to promote research and collaboration and capacity building between the parties and related industry, academic and education institutions and non-governmental/governmental entities to demonstrate successful management of small to large-scale forest tracts with multiple positive outcomes.

(b)	It is expressly understood that, as applicable, the AGENT(S) will represent landowners or controlling entities in negotiations and transactions and will maintain the highest quality and integrity in business and accounting practices in all aspects of business. The AGENT will be compensated as agreed upon by the PARTIES but as expressly allocated by PROJECT management. Compensation to AGENT(S) will not be made by PAC.

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	3

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(c)	The scope of the MOU covers: i) GHG monitoring services (e.g., DMFCP) that PAC will provide to the PROJECT at no cost while resulting in cash payments to landowners, and, ii) initiating a pilot program with access to land (single parcel or multiple parcels) covering a minimum of 3,000,000 hectares (ha) (30,000 km2; 7,413,161 acres) allowing PAC to establish real-time direct measurement of GHG flux providing the basis for sale of unique PROJECT forest GHG products to voluntary and compliance buyers worldwide. Projects of all types are eligible ranging from small farms represented by a collaborative or group entity, to agroforestry projects to restoration of forests, conservation of forests, protection of endangered species and biodiversity and preservation of lands that are home to Indigenous Peoples, as well as any terrestrial landscape with the potential for GHG sequestration.

(d)	The scope of the MOU further covers marketing and sale of unique GHG products verified and produced under the PROJECT forest GHG program. PROJECT GHG products will be marketed to the full spectrum of customers from voluntary (e.g., individuals) to compliance buyers (e.g., industry, power plants, etc.) with offerings being available for sale to any interested parties as the markets allow. PROJECT forest GHG products will also be actively marketed to corporations that historically invest in GHG offsets including Disney, General Motors, Microsoft, Google, Shell, and many others, as well as to NGO's with a demonstrated interest in the purchase of GHG offsets.

(e)	The scope of the MOU further covers the no-fee and no-cost basis to the PROJECT for any and all of the services provided to landowners by PAC Inc. PAC will incur all risks and costs for instrumentation deployment, maintenance, data gathering and analysis. PAC will incur all costs for marketing and sales of PROJECT forest GHG products, required cash management and all aspects of the customer business. PAC, as needed, will incur all costs associated with creation of a corporate entity in the PROJECT area, hiring of personnel, purchase of vehicles, and all required test and support equipment to maintain the PAC PROJECT GHG sensors.

3. BACKGROUND OF UNDERSTANDING:

This section describes the proposed roles and responsibilities of the PARTIES.

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	4

CONFIDENTIAL & PROPRIETARY

3.1. PAC Inc., subject to executing formal agreements, offers to:

(a)	Initiate a forest GHG pilot program in the PROJECT area as defined by the PROJECT, to develop, fund and implement a forest GHG sensor system, the DMFCP, covering a minimum (single parcel or multiple parcels) of 3,000,000 hectares (ha) (30,000 km2; 7,413,161 acres) under a time period as agreed upon by PAC and the PROJECT, but not less than 10 years and preferably up to 50 years. Additional land may be provided, and the PROJECT period may be extended, at the discretion of the PARTIES with the ultimate goal of forest preservation, conservation and sustainable wood products industries, spanning periods permitted by the PROJECT location laws/statutes. PAC’s GHG products will be unique to the PROJECT based on direct measurement of CO2 (e.g., GHG) exchange across the forest landscape utilizing PAC proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing GHG markets and GHG credits. PAC will identify how the plan agreed to by the PARTIES addresses and supports objectives of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

(b)	Within 60 working days from the date of signature hereof PAC shall produce a detailed funding plan and an assessment of the proposed forest GHG PROJECT regarding key features of the proposed PROJECT such as specific land parcels for the PROJECT. In the event that initial land locations are unsuitable for the purpose of establishing a forest GHG PROJECT, an alternative site(s) for the implementation of the PROJECT may, if available, be immediately identified by the PROJECT. Additional periods of 30 days will be granted as advised by either party in preparation of the funding plan and PROJECT assessment. It is anticipated that identification and commitment of a single or multiple parcels of land with at least one parcel comprising a minimum of 14,000 hectares (ha) (140 km2; 35,000 acres) or more, and located across the country of the PROJECT, with no parcel of less than 14,000 hectares (ha) (140 km2; 14,000 acres) is the optimal PROJECT approach.

(c)	Establish, as may be needed, a PAC in-country subsidiary company, within the PROJECT area, to be formed and duly incorporated under and by virtue of the laws of the PROJECT area. The said company will have the authority to enter into final agreements with the PARTIES for the explicit purpose of procuring all necessary licenses, rights and available considerations and incentives to locate the said PROJECT within the PROJECT area.

(d)	Establish, as may be needed, a new corporate entity in the US, to manage funds for investment in the PROJECT lands as described in this MOU.

(e)	Produce a PROJECT master plan within 60 days from the date of final land site(s) acceptance by both parties with an option to extend the time for a further period of 30 days, outlining the implementation of the PROJECT and the development phases. This plan will be subject to review by the PARTIES with subsequent acceptance by the PARTIES.

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	5

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(f)	In collaboration with the PROJECT, inform PROJECT area companies and other in-country industries of competitive bids for the required PAC forest PROJECT in-country material, labor and other items needed to establish and maintain the PROJECT.

(g)	Work collaboratively with cell phone companies, related companies with tower structures and the PROJECT to co-establish suitable base locations within the selected lands to serve as infrastructure for locating and mounting PAC equipment and as a communications hub for PROJECT data.

(h)	Identify and enter into a lease for a suitable office location, as may be needed, in the PROJECT area or other primary office location near easily accessible airports or other centers of commerce. Secondary field offices, as needed, may be established as the PROJECT is established and developed.

(i)	Advertise and hire in-country professionals, skilled individuals and work-eligible youth for open positions in the PAC PROJECT.

(j)	Each of the PARTIES will provide a responsive and authorized Point of Contact (POC) to manage the PROJECT. The PARTIES will define a mechanism for exchange of experience and expertise for mutual benefit of the PARTIES beginning with POC's for each organization. The POC's will represent respective organizations and coordinate the implementation of activities. POC's will communicate regularly to discuss progress and plan activities and make available to all PROJECT participants timely information and progress reports.

(k)	Provide, as may be advantageous, in-kind contributions and other assistance to the PROJECT related companies and related efforts that work with PAC as identified and as agreeable to the PARTIES. The potential investment in PROJECT may be in the form of upfront and/or annual payment(s) based on royalties of sales of PROJECT GHG products. An example, for illustration purposes only, of upfront pre-tax cash payment and annual payments for the initial ten (10) year period, based on the PROJECT area defined in Annex I, with the assumptions noted, will be presented in the PROJECT Application Listing Application, available from PAC.

(l)	The details of funding options for investment in forest GHG and related lands as well as startup funds for an in-country PAC company, as may be needed, will be detailed in separate documents.

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	6

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(m)	Provide a sales and marketing plan for PROJECT GHG products worldwide.

(n)	Establish a corporate responsibility (social and others) program to accompany the work by PAC for the PROJECT administered by PAC's 501c3 foundation in accordance with typical industry standards, planned and agreed to by PAC and the PARTIES.

3.2 The PROJECT, subject to executing formal agreements, offers to:

(a)	Identify suitable parcels of land, ideally contiguous in any given region of the PROJECT area that consists of forests including primary growth (oldest forests), secondary growth (new forests) and deforested land (active, recent tree removal by small and large scale human endeavors). This can also include degraded lands that once were forests (e.g., mining) and other land with diverse use histories and other qualifiers such as protection of socio-cultural heritage, Indigenous Peoples' land, agricultural land (e.g., agro-forestry, sacred groves, totems, cacao, maize, fruits, vegetables) and biodiversity.

(b)	Enter into a forest GHG pilot program with PAC to develop, fund and implement a forest GHG sensor system for a minimum area (as a single or multiple parcels) of 3,000,000 hectares (ha) (30,000 km2; 7,413,161 acres) or more initially as may be available. The pilot PROJECT will cover a period of ten years with an option to renew up to 50 years (e.g., decadal increments) based on the performance of the pilot PROJECT. The PROJECT may be approved for a further extension of time permissible by applicable laws/statutes and at the sole discretion of the PROJECT based on the performance of the previous PROJECT period. PAC GHG products are unique to the PROJECT area based on direct measurement of CO2 (e.g., GHG) exchange across the forest landscape using PAC proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing GHG markets and GHG credits. PAC will identify how the plan agreed with the PROJECT addresses and supports objectives of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

(c)	Enter into a GHG rights agreement with PAC in which the PROJECT or AGENT(S) obtain agreement(s) from landowner(s) to limit forest destruction in exchange for the exclusive rights to GHG sequestration or emission reduction in the forest PROJECT area (i.e., not to include ownership the actual trees and soil), allow access to the pilot PROJECT areas and to allow PAC to operate its GHG sensor system without limitation or restriction. PAC will compensate the PROJECT or AGENT(S) on behalf of landowners with an initial payment and/or annual payments based on royalties on sales annually that may be available from PROJECT GHG products on a case-by-case basis. The agreement ensures that a given parcel of land cannot be double counted for the purposes of GHG sequestration and emission reduction. It is understood that the land for the PAC PROJECT cannot have prior, committed GHG credit offset history such as provided by REDD or REDD+ that would result in double counting.

PLANET ALPHA CORP., 45 Prospect Street, Cambridge, MA 02139	7

CONFIDENTIAL & PROPRIETARY

(d)	Assist with duty-free importation of PAC PROJECT equipment and construction items not available within the PROJECT area and up to two custom equipped mobile GHG monitoring laboratories.

3.3 The AGENT(S), subject to executing formal agreements, offers to:

(a)	Dominique Bikaba- As the executive director of Strong Roots, serves as an intermediary between PAC and the landowners, overseeing the implementation of the PAC project, and ensuring that landowners are aware of what the PAC project entails

(b)	Sarah Tolbert – Coordinate the administrative duties of implementing the PAC project, including coordinating site visit to the project are to ensure that the land is being used as agreed upon at the outset of the project, including coordination of field activities: forest mapping, workshops with community members and community alternative livelihoods to forest exploitation.

(c)	DNA

(d)	DNA

4. DATE OF EFFECT AND LIMITATIONS:

All activities conducted before the signing date of this MOU within the vision of the joint collaboration between the PARTIES will be deemed to fall under this MOU. This MOU shall be operational upon signing and shall remain in force for 365 days from the date of signature by all PARTIES with an option for a further extension of 180 days. This MOU will be followed by and superseded by an official PROJECT MANAGEMENT AGREEMENT signed by the parties at an agreed date. Should PAC fail to produce the Master Plan, or should the PROJECT fail to identify suitable land parcels, all other obligations under this MOU would automatically terminate and the parties shall not be held liable for any non-performance and this MOU shall be deemed null and void.

5. MODIFICATIONS:

This MOU may be amended by mutual consent through an exchange of correspondences between the parties and the designated PROJECT POC'S. All Amendments shall be made in writing and officially approved by signature of both parties.

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6. ARBITRATION:

Any dispute arising out of or in connection with this MOU, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration on terms to be determined by mutual agreement between the parties.

7. GOVERNING LAW:

This MOU assumes that each party is in compliance with laws and regulations applicable at all times during the period of discussion and, if implemented, during the PROJECT period for the PROJECT described. U.S. Executive Orders and U.S law prohibits transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of all parties involved to ensure compliance with these Executive Orders and Laws. Legal issues arising from matters in the PROJECT area shall be governed by the laws of the PROJECT area.

8. CONDITIONS:

The agreement outlined in this MOU will be governed by conditions applicable to the PARTIES.

Confidentiality- Each party agrees that it shall not, at any time, after executing this MOU and after initiating activities, disclose any information in relation to these activities or the affairs of business or method of carrying on the business of the other without consent of both parties. For example, all press releases highlighting the PROJECT and partnership should be drafted and agreed to by the PARTIES prior to release.

Termination- The partnership covered by this MOU shall terminate upon completion of the agreed upon period, or execution of an official PROJECT MANAGEMENT AGREEMENT. This MOU may also be terminated with a written 90-day notice from any party. In the event of non-compliance or breach by one of the parties of the obligations binding upon it as mutually agreed upon, the other PARTIES may terminate the agreement with immediate effect.

Extension- The MOU may be extended provided the parties agree upon extension activities and can provide the necessary resources.

Communications- All notice, demands and other communication under this agreement in connection herewith shall be written in the English language and shall be sent to the last known address, e-mail, or fax of the concerned party. Any notice shall be effective from the date on which it reaches the other party.

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9. SIGNATURES

PROJECT Entity Name: Strong Roots

Authorized Official Signature:

Printed Name and Title: Dominique Bikaba

Address: 201 Avenue Patrice Emery Lumumba, Ibanda, Bukavu, DRC

Telephone(s): +243 997 731 370

E-Mail Address: bikaba@strongrootscongo.org

Date: 20 March 2017

PAC Inc.:

Authorized Official Signature:

Printed Name and Title: Bruno D.V. Marino PhD, CEO, Founder

Address: 5 Prospect Street, Cambridge, MA 02139

Telephone(s): +1 855-254-5055, ext. 101

E-Mail Address: bruno.marino@pem-carbon.com

Date:

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AGENT Entity Name: Strong Roots

Authorized Official Signature:

Printed Name and Title: Sarah Tolbert

Address: 201 Avenue Patrice Emery Lumumba, Ibanda, Bukavu, DRC

Telephone(s): +243 974 204 773

E-Mail Address: sarah.a.tolbert@gmail.com

Date: 20 March 2017

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10. ANNEX I: Map Showing PROJECT Area with PROJECT Land Borders Identified.

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11. ANNEX II: AGENT(S) REPRESENTATION DETAILS

Please describe, briefly, the Agent as authorized to represent landowner. Please provide relevant links to websites and attach any descriptive documents.

Strong Roots is a Congolesse sustainable development and conservation organization working in the Eastern DRC. They work with seven community forests located between Kahuzi-Biega National Park and Itombwe Nature Reserve. Strong Roots provides training to community teams to monitor gorilla populations and vegetation in each area and uses this data to assist each community forest in developing a community conservation plan. The community conservation plans set aside parts of the forests for strict conservation, and other areas for multiple use. The end goal is to create a wildlife corridor linking Kahuzi-Biega National Park and the Itombwe Nature Reserve, preventing deforestation of critical Grauer’s gorilla habitat.

http://strongrootscongo.org/

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MEMORANDUM OF UNDERSTANDING

BETWEEN:

PLANET ALPHA CORP.

AND

Benson Lemara-Individual

PAC Tacking #: Ken-02-BeLe

AGENT(S) TO THE MOU:

1.  Benson Lemara Ken-02-BeLe

REVISION: May 17, 2017

PROVIDE A SEPARATE MOU FOR EACH PROJECT

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INDEX

1.	Subject		3

2.	Purpose and Scope of Memorandum of Understanding		3

3.	Background of Understanding		5

	3.1.	Planet Alpha Corp. (PAC)	5

	3.2.	Benson Lemara-Individual (PROJECT)	7

	3.3.	Agent(s): Benson Lemara Ken-02-BeLe	9

4.	Date of Effect and Limitations		9

5.	Modifications		9

6.	Arbitration		9

7.	Governing Law		9

8.	Conditions		10

9.	Signatures		11

10.	Annex I. PROJECT Area Map with PROJECT Location and Area		13

11.	Annex II. Agent(s) Representation Details		14

12.	Annex III. Other-Title: none		15

13.	Annex IV. Other-Title: none		16

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1. SUBJECT:

A GHG Direct Measurement Forest Carbon Protocol (DMFCP) program with monetization of GHG products to worldwide commercial financial markets is proposed by PLANET ALPHA CORP. (PAC) and Benson Lemara Individual or forests and diverse land-use areas of the country of Kenya, Africa. The PROJECT is to be undertaken ☒ with/ ☐ without, an Agent (AGENTS(S)). The AGENT(S) may serve as manager of multiple areas within a PROJECT, exclusive PROJECT representative for landowners of a region or country, a government or other entity, business, regulatory or other specified role/entity. The PROJECT will benefit landowners, forests and biodiversity, communities, investors, buyers of greenhouse gas (GHG) (in this document the term “GHG” covers carbon and all Kyoto GHG’s) emission reduction products and the global atmosphere. Details and specific activities under this Memorandum of Understanding (MOU) will be identified through consultation between PAC, the PROJECT and AGENT(S), all participants referred to as the Parties (PARTIES), resulting in a revised and final PROJECT agreement or agreements between the PARTIES. Collaboration with diverse PROJECT entities in the public and private sectors will be encouraged. To successfully develop, implement and maintain the PROJECT between the PARTIES, agreement(s) will be formulated and duly authorized as a result of this MOU. A map of the PROJECT area and determination of land size (in hectares) to be considered in this MOU are provided by the PROJECT in Annex I as part of completing this document. As applicable, the identity and role of any AGENT(S) involved in the PROJECT is described in Annex II. Other Annex’s may be included as needed to describe specific aspects of this MOU.

2. PURPOSE /SCOPE:

The MOU is intended to establish a framework for structuring business and collaboration activities between PAC Inc. of Cambridge, MA, USA, the PROJECT, and any AGENT(s), or the PARTIES, which will ultimately result in final legal agreement(s) executed by the PARTIES. The Purpose and Scope are summarized as follows:

(a)	The purpose of the MOU is to establish a roadmap for joint activities between the PARTIES having expressed interest in quantifying GHG sequestration of land in the area of TBD, in the country of Kenya, with environmental, economic and social benefit. A further purpose of the MOU is to promote research and collaboration and capacity building between the parties and related industry, academic and education institutions and non-governmental/governmental entities to demonstrate successful management of small to large-scale forest tracts with multiple positive outcomes.

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(b)	It is expressly understood that, as applicable, the AGENT(S) will represent landowners or controlling entities in negotiations and transactions and will maintain the highest quality and integrity in business and accounting practices in all aspects of business. The AGENT will be compensated as agreed upon by the PARTIES but as expressly allocated by PROJECT management. Compensation to AGENT(S) will not be made by PAC.

(c)	The scope of the MOU covers: i) GHG monitoring services (e.g., DMFCP) that PAC will provide to the PROJECT at no cost while resulting in cash payments to landowners, and, ii) initiating a pilot program with access to land (single parcel or multiple parcels) covering a minimum of

TBD	~33,000	hectares (ha), equivalent to
TBD	~330	km2, equivalent to
TBD	~81,544	acres.

PAC will establish real-time direct measurement of GHG flux providing the basis for sale of unique PROJECT forest GHG products to voluntary and compliance buyers worldwide. Projects of all types are eligible ranging from small farms represented by a collaborative or group entity, to agroforestry projects to restoration of forests, conservation of forests, protection of endangered species and biodiversity and preservation of lands that are home to Indigenous Peoples, as well as any terrestrial landscape with the potential for GHG sequestration.

(d)	The scope of the MOU further covers marketing and sale of unique GHG products verified and produced under the PROJECT forest GHG program. PROJECT GHG products will be marketed to the full spectrum of customers from voluntary (e.g., individuals) to compliance buyers (e.g., industry, power plants, etc.) with offerings being available for sale to any interested parties as the markets allow. PROJECT forest GHG products will also be actively marketed to corporations that historically invest in GHG offsets including Disney, General Motors, Microsoft, Google, Shell, and many others, as well as to NGO's with a demonstrated interest in the purchase of GHG offsets.

(e)	The scope of the MOU further covers the no-fee and no-cost basis to the PROJECT for any and all of the services provided to landowners by PAC Inc. PAC will incur all risks and costs for instrumentation deployment, maintenance, data gathering and analysis. PAC will incur all costs for marketing and sales of PROJECT forest GHG products, required cash management and all aspects of the customer business. PAC, as needed, will incur all costs associated with creation of a corporate entity in the PROJECT area, hiring of personnel, purchase of vehicles, and all required test and support equipment to maintain the PAC PROJECT GHG sensors.

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3.	BACKGROUND OF UNDERSTANDING:

This section describes the proposed roles and responsibilities of the PARTIES.

3.1. PAC Inc., subject to executing formal agreements, offers to:

(a)	Initiate a forest GHG pilot program in the PROJECT area as defined by the PROJECT, to develop, fund and implement a forest GHG sensor system, the DMFCP, covering a minimum (single parcel or multiple parcels) of:

TBD	~33,000	hectares (ha), equivalent to
TBD	330	km2, equivalent to
TBD	81,544	acres.

The time period will be agreed upon by PAC and the PROJECT, but not less than 10 years and preferably up to 50 years. Additional land may be provided, and the PROJECT period may be extended, at the discretion of the PARTIES with the ultimate goal of forest preservation, conservation and sustainable wood products industries, spanning periods permitted by the PROJECT location laws/statutes. PAC’s GHG products will be unique to the PROJECT based on direct measurement of CO2 (e.g., GHG) exchange across the forest landscape utilizing PAC proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing GHG markets and GHG credits. PAC will identify how the plan agreed to by the PARTIES addresses and supports objectives of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

(b)	Within 60 working days from the date of signature hereof PAC shall produce a detailed funding plan and an assessment of the proposed forest GHG PROJECT regarding key features of the proposed PROJECT such as specific land parcels for the PROJECT. In the event that initial land locations are unsuitable for the purpose of establishing a forest GHG PROJECT, an alternative site(s) for the implementation of the PROJECT may, if available, be immediately identified by the PROJECT. Additional periods of 90 days will be granted as advised by either party in preparation of the funding plan and PROJECT assessment. It is anticipated that identification and commitment of a single or multiple parcels of land with at least one parcel comprising a minimum of:

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YBD	hectares (ha), equivalent to

TBD	km2, equivalent to

TBD	acres,

or more, and located across the country of the PROJECT, with no parcel of less than:

TBD	hectares (ha), equivalent to

TBD	km2, equivalent to

TBD	acres is the optimal PROJECT approach.

(c)	Establish, as may be needed, a PAC in-country subsidiary company, within the PROJECT area, to be formed and duly incorporated under and by virtue of the laws of the PROJECT area. The said company will have the authority to enter into final agreements with the PARTIES for the explicit purpose of procuring all necessary licenses, rights and available considerations and incentives to locate the said PROJECT within the PROJECT area.

(d)	Establish, as may be needed, a new corporate entity in the US, to manage funds for investment in the PROJECT lands as described in this MOU.

(e)	Produce a PROJECT master plan within 60 days from the date of final land site(s) acceptance by both parties with an option to extend the time for a further period of 30 days, outlining the implementation of the PROJECT and the development phases. This plan will be subject to review by the PARTIES with subsequent acceptance by the PARTIES.

(f)	In collaboration with the PROJECT, inform PROJECT area companies and other in-country industries of competitive bids for the required PAC forest PROJECT in-country material, labor and other items needed to establish and maintain the PROJECT.

(g)	Work collaboratively with cell phone companies, related companies with tower structures and the PROJECT to co-establish suitable base locations within the selected lands to serve as infrastructure for locating and mounting PAC equipment and as a communications hub for PROJECT data.

(h)	Identify and enter into a lease for a suitable office location, as may be needed, in the PROJECT area or other primary office location near easily accessible airports or other centers of commerce. Secondary field offices, as needed, may be established as the PROJECT is established and developed.

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(i)	Advertise and hire in-country professionals, skilled individuals and work-eligible youth for open positions in the PAC PROJECT.

(j)	Each of the PARTIES will provide a responsive and authorized Point of Contact (POC) to manage the PROJECT. The PARTIES will define a mechanism for exchange of experience and expertise for mutual benefit of the PARTIES beginning with POC’s for each organization. The POC’s will represent respective organizations and coordinate the implementation of activities. POC’s will communicate regularly to discuss progress and plan activities and make available to all PROJECT participants timely information and progress reports.

(k)	Provide, as may be advantageous, in-kind contributions and other assistance to the PROJECT related companies and related efforts that work with PAC as identified and as agreeable to the PARTIES. The potential investment in PROJECT may be in the form of upfront and/or annual payment(s) based on royalties of sales of PROJECT GHG products. An example, for illustration purposes only, of upfront pre-tax cash payment and annual payments for the initial ten (10) year period, based on the PROJECT area defined in Annex I, with the assumptions noted, will be presented in the PROJECT Application Listing Application, available from PAC.

(l)	The details of funding options for investment in forest GHG and related lands as well as startup funds for an in-country PAC company, as may be needed, will be detailed in separate documents.

(m)	Provide a sales and marketing plan for PROJECT GHG products worldwide.

(n)	Establish a corporate responsibility (social and others) program to accompany the work by PAC for the PROJECT administered by PAC’s 501c3 foundation in accordance with typical industry standards, planned and agreed to by PAC and the PARTIES.

3.2 The PROJECT, subject to executing formal agreements, offers to:

(a)	Identify suitable parcels of land, ideally contiguous in any given region of the PROJECT area that consists of forests including primary growth (oldest forests), secondary growth (new forests) and deforested land (active, recent tree removal by small and large scale human endeavors). This can also include degraded lands that once were forests (e.g., mining) and other land with diverse use histories and other qualifiers such as protection of socio-cultural heritage, Indigenous Peoples’ land, agricultural land (e.g., agro-forestry, sacred groves, totems, cacao, maize, fruits, vegetables) and biodiversity.

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(b)	Enter into a forest GHG pilot program with PAC to develop, fund and implement a forest GHG sensor system for a minimum area (as a single or multiple parcels) of:

TBD	~33,000	hectares (ha), equivalent to

TBD	330	km2, equivalent to

TBD	81,544	acres,

or more initially as may be available. The pilot PROJECT will cover a period of ten years with an option to renew up to 50 years (e.g., decadal increments) based on the performance of the pilot PROJECT. The PROJECT may be approved for a further extension of time permissible by applicable laws/statutes and at the sole discretion of the PROJECT based on the performance of the previous PROJECT period. PAC GHG products are unique to the PROJECT area based on direct measurement of CO2 (e.g., GHG) exchange across the forest landscape using PAC proprietary and patented technology. Direct measurement eliminates the uncertainty of estimation errors associated with existing GHG markets and GHG credits. PAC will identify how the plan agreed with the PROJECT addresses and supports objectives of the Paris Agreement resulting from the 21st Conference of the Parties convened by the UNFCCC in 2015.

(c)	Enter into a GHG rights agreement with PAC in which the PROJECT or AGENT(S) obtain agreement(s) from landowner(s) to limit forest destruction in exchange for the exclusive rights to GHG sequestration or emission reduction in the forest PROJECT area (i.e., not to include ownership the actual trees and soil), allow access to the pilot PROJECT areas and to allow PAC to operate its GHG sensor system without limitation or restriction. PAC will compensate the PROJECT or AGENT(S) on behalf of landowners with an initial payment and/or annual payments based on royalties on sales annually that may be available from PROJECT GHG products on a case-by-case basis. The agreement ensures that a given parcel of land cannot be double counted for the purposes of GHG sequestration and emission reduction. It is understood that the land for the PAC PROJECT cannot have prior, committed GHG credit offset history such as provided by REDD or REDD+ that would result in double counting.

(d)	Assist with duty-free importation of PAC PROJECT equipment and construction items not available within the PROJECT area and up to two custom equipped mobile GHG monitoring laboratories.

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3.3 The AGENT(S) and Related Parties, subject to executing formal agreements, offers to:

(a) Benson Lemara Ken-02-BeLe

4. DATE OF EFFECT AND LIMITATIONS:

All activities conducted before the signing date of this MOU within the vision of the joint collaboration between the PARTIES will be deemed to fall under this MOU. This MOU shall be operational upon signing and shall remain in force for 365 days from the date of signature by all PARTIES with an option for a further extension of 180 days. This MOU will be followed by and superseded by an official PROJECT MANAGEMENT AGREEMENT signed by the parties at an agreed date. Should PAC fail to produce the Master Plan, or should the PROJECT fail to identify suitable land parcels, all other obligations under this MOU would automatically terminate and the parties shall not be held liable for any non-performance and this MOU shall be deemed null and void.

5. MODIFICATIONS:

This MOU may be amended by mutual consent through an exchange of correspondences between the parties and the designated PROJECT POC'S. All Amendments shall be made in writing and officially approved by signature of both parties.

6. ARBITRATION:

Any dispute arising out of or in connection with this MOU, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration on terms to be determined by mutual agreement between the parties.

7. GOVERNING LAW:

This MOU assumes that each party is in compliance with laws and regulations applicable at all times during the period of discussion and, if implemented, during the PROJECT period for the PROJECT described. U.S. Executive Orders and U.S law prohibits transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of all parties involved to ensure compliance with these Executive Orders and Laws. Legal issues arising from matters in the PROJECT area shall be governed by the laws of the PROJECT area.

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8. CONDITIONS:

The agreement outlined in this MOU will be governed by conditions applicable to the PARTIES.

Confidentiality- Each party agrees that it shall not, at any time, after executing this MOU and after initiating activities, disclose any information in relation to these activities or the affairs of business or method of carrying on the business of the other without consent of both parties. For example, all press releases highlighting the PROJECT and partnership should be drafted and agreed to by the PARTIES prior to release.

Termination- The partnership covered by this MOU shall terminate upon completion of the agreed upon period, or execution of an official PROJECT MANAGEMENT AGREEMENT. This MOU may also be terminated with a written 90-day notice from any party. In the event of non-compliance or breach by one of the parties of the obligations binding upon it as mutually agreed upon, the other PARTIES may terminate the agreement with immediate effect.

Extension- The MOU may be extended provided the parties agree upon extension activities and can provide the necessary resources.

Communications- All notice, demands and other communication under this agreement in connection herewith shall be written in the English language and shall be sent to the last known address, e-mail, or fax of the concerned party. Any notice shall be effective from the date on which it reaches the other party.

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9. SIGNATURES

PROJECT Entity Name: Benson Lemara-Individual

Authorized Official Signature:

Printed Name and Title: Benson Lemara ken-02-BeLe Individual

Address: ByC/o Anna kiruti, Narok Teachers college p.o box 709,Narok Kenya.

Telephone(s): +254712160631

E-Mail Address: benlemara@gmail.com

Date: May 17, 2017

PAC lnc.:

Authorized Official Signature:

Printed Name and Title: Bruno D.V. Marino PhD, CEO, Founder

Address:_Suite 1, 1035 Cambridge Street, Cambridge, MA 02141

Telephone(s):_+1 855-254-5055, ext. 101

E-Mail Address:_bruno.marino@planetalphaforest.earth

Date: May 8, 2017

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AGENT Entity Name (1): Benson Lemara Ken-02-BeLe

Authorized Official Signature:

Printed Name and Title: Benson Lemara ken-02-BeLe Individual

Address: C/o Anna kiruti, Narok Teachers college P.O Box 709, Narok Kenya.

Telephone(s): +254712160631

E-Mail Address: benlemara@gmail.com

Date: May 17, 2017

AGENT Entity Name (2): Benson Lemara Ken-02-BeLe

Authorized Official Signature:

Printed Name and Title: Benson Lemara ken-02-BeLe Individual

Address: C/o Anna kiruti, Narok Teachers college p.o box 709, Narok Kenya.

Telephone(s): +254712160631

E-Mail Address: benlemara@gmail.com

Date: May 17, 2017

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10. ANNEX I: Map Showing PROJECT Area with PROJECT Land Borders Identified.

High Resolution Map of Project Boundary Pending

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11. ANNEX II: AGENT(S) REPRESENTATION DETAILS

TBD

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12. ANNEX III: OTHER-TITLE:               - - -

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